Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-235860 on Form S-8 of our report dated March 5, 2020 (May 21, 2020 as to Note 19), relating to the financial statements of PPD, Inc. appearing in this Current Report on Form 8-K dated May 21, 2020.
/s/ Deloitte & Touche LLP
Raleigh, North Carolina
May 21, 2020

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